EXHIBIT 99.1
News Release
Investor Contact: Cindi Buckwalter, (212) 878-1831
Media Contact: Michael Landau, (212) 878-1840

Minerals Technologies Reports Third Quarter 2019
Earnings of $1.08 Per Share, or $1.06 Per Share Excluding Special Items
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Highlights:
•	Sales of $449 Million
•	Strong Operating Cash Flow of $60 Million
•	Debt Repayment of $32 Million; Share Repurchases of $11 Million
•	Restructuring Program On Track to Deliver $12 Million of Annualized Savings
•	Signed PCC Agreement with a European Papermaker to Support Premium Packaging Application

NEW YORK, October 31, 2019 — Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported diluted earnings per share of $1.06, excluding special items, for the third quarter ended September 29, 2019.  Reported diluted earnings per share were $1.08.

Worldwide net sales were $449.3 million. Foreign exchange had an unfavorable impact on sales of 1 percentage point of growth. Operating income was $53.5 million and represented 11.9 percent of sales. Operating income excluding special items was $59.1 million and represented 13.2 percent of sales.

“We delivered a solid third quarter highlighted by strong execution on a number of fronts – cost control, productivity improvements and progress on our restructuring initiatives – despite continued weakness in some of the markets we serve,” said Douglas T. Dietrich, Chief Executive Officer. “We captured opportunities to improve efficiencies across our operations, adjusted our costs to the current market environment, and continued to drive strong operating cash flow.”

Mr. Dietrich continued, “We also executed on several strategic initiatives, highlighted by a new PCC agreement for a premium packaging application, volume growth in Asia through continued Paper PCC and Metalcasting penetration, and sales and margin improvement in Environmental Products and Pet Care.”

Segment Information

Performance Materials and Specialty Minerals

Sales in the Minerals businesses, which include the Performance Materials and Specialty Minerals segments, were $350.4 million. Operating income for the Minerals businesses was $48.6 million and represented 13.9 percent of sales.

Performance Materials segment sales decreased 6 percent to $207.3 million.

Metalcasting sales decreased 11 percent primarily due to weaker demand in automotive, heavy truck and agricultural equipment in the U.S. and parts of Asia; however, Metalcasting sales increased in China and Thailand, reflecting continued market penetration. Household, Personal Care & Specialty Products declined 3 percent, as growth in our pet litter products globally was offset by lower sales in fabric care, personal care and specialty products. Environmental Products sales increased 3 percent driven by higher volumes of our geosynthetic clay liners and specialty liners, including our higher value RESISTEX® products. Building Materials sales decreased 5 percent primarily due to lower North American construction activity.

Operating income for the segment was $26.9 million and represented 13.0 percent of sales. Operating income and margins were affected by the lower Metalcasting sales and overall product mix.

The Performance Materials segment provides a wide range of bentonite-based and synthetic materials for industrial and consumer markets and for non-residential construction, environmental remediation and infrastructure projects worldwide.

Specialty Minerals segment sales, which consist of the Precipitated Calcium Carbonate (PCC) and Processed Minerals product lines, decreased 2 percent to $143.1 million.

Worldwide sales of PCC, which is used mainly in the manufacturing processes of the paper industry, decreased 2 percent to $107.9 million largely due to previously announced customer paper machine shutdowns in North America, including the closure of a U.S. paper mill in the first quarter of 2019. Paper PCC sales in Asia grew 11 percent, driven by the ramp up of a new satellite and capacity additions. Specialty PCC products increased 5 percent, primarily due to demand-driven expansions.

Processed Minerals sales decreased 3 percent to $35.2 million, primarily due to lower sales into the automotive and construction markets. Processed Minerals products are used in the building materials, polymers, ceramics, consumer products, paints and coatings, glass and other manufacturing industries.

Segment operating income was $21.7 million and represented 15.2 percent of sales. The decrease in operating income was driven by the paper mill shutdowns in North America and lower volumes in Europe, which was partially offset by higher pricing.

Refractories and Energy Services

Sales in the Service businesses, which include the Refractories and Energy Services segments, increased 1 percent to $98.9 million. Operating income for the Service businesses was $12.2 million and represented 12.3 percent of sales.

Refractories segment sales decreased 7 percent to $73.4 million, primarily due to lower sales in Europe and North America. The Refractories segment operating income was $10.2 million and represented 13.9 percent of sales. The Refractories segment provides products and services primarily to the worldwide steel industry.

Energy Services segment sales rose 33 percent to $25.5 million, primarily driven by higher well testing and filtration activity in the Gulf of Mexico and increased equipment sales and filtration activity in the Asia Pacific region. Operating income increased to $2.0 million and represented 7.8 percent of sales. Energy Services offers a range of patented technologies, products and services for off-shore filtration and well testing to the worldwide oil and gas industry.
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Minerals Technologies will host a conference call tomorrow, November 1, 2019 at 11 a.m. Eastern Time. The conference call will be broadcast live on our website: www.mineralstech.com. To listen to the call, go to the website and click on "Investor Relations," then click on "Quarterly Results & Conference Calls." A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on November 1, 2019.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which describe or are based on current expectations. Actual results may differ materially from these expectations. In addition, any statements that are not historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the risk factors and other cautionary statements in our 2018 Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a resource- and technology-based growth company that develops, produces and markets worldwide a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the paper, foundry, steel, construction, environmental, energy, polymer and consumer products industries. The Company reported sales of $1.808 billion in 2018. For further information, please visit our website at www.mineralstech.com. (MTI-E)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Sep. 29,	Jun. 30,	Sep. 30,			Sep. 29,	Sep. 30,
	2019	2019	2018	Prior Qtr.	Prior Year	2019	2018	Prior Year

Net sales
Product sales	$423.8	$438.0	$444.9	(3)%	(5)%	$1,279.2	$1,302.1	(2)%
Service revenue	25.5	25.8	19.2	(1)%	33%	71.6	58.0	23%
Total net sales	449.3	463.8	464.1	(3)%	(3)%	1,350.8	1,360.1	(1)%

Cost of sales
Cost of goods sold	320.5	334.0	332.1	(4)%	(3)%	968.5	972.4	(0)%
Cost of service revenue	17.6	17.8	12.8	(1)%	38%	49.4	39.1	26%
Total cost of sales	338.1	351.8	344.9	(4)%	(2)%	1,017.9	1,011.5	1%

Production margin	111.2	112.0	119.2	(1)%	(7)%	332.9	348.6	(5)%

Marketing and administrative expenses	46.9	48.4	45.4	(3)%	3%	138.2	135.1	2%
Research and development expenses	5.2	4.9	5.0	6%	4%	14.9	17.5	(15)%
Acquisition-related transaction and integration costs	0.0	0.0	0.3	*	*	0.0	1.7	*
Litigation expenses	5.6	0.0	0.0	*	*	5.6	0.0	*
Restructuring and other items, net	0.0	13.2	0.3	*	*	13.2	0.7	*

Income from operations	53.5	45.5	68.2	18%	(22)%	161.0	193.6	(17)%

Interest expense, net	(11.0)	(10.9)	(11.7)	1%	(6)%	(33.3)	(33.9)	(2)%
Non-cash pension settlement charge	0.0	0.0	(3.6)	*	*	0.0	(3.6)	*
Other non-operating income (deductions), net	(1.6)	(2.4)	(0.9)	(33)%	*	(5.4)	(0.5)	*
Total non-operating deductions, net	(12.6)	(13.3)	(16.2)	(5)%	(22)%	(38.7)	(38.0)	2%

Income before tax and equity in earnings	40.9	32.2	52.0	27%	(21)%	122.3	155.6	(21)%

Provision for taxes on income	2.6	5.1	9.7	(49)%	(73)%	17.0	29.3	(42)%
Equity in earnings of affiliates, net of tax	0.8	0.5	0.6	60%	33%	1.4	2.9	(52)%

Consolidated net income	39.1	27.6	42.9	42%	(9)%	106.7	129.2	(17)%

Less: Net income attributable to non-controlling interests	1.1	1.0	1.0	10%	10%	3.0	3.3	(9)%

Net Income attributable to Minerals Technologies Inc.	$38.0	$26.6	$41.9	43%	(9)%	$103.7	$125.9	(18)%

Weighted average number of common shares outstanding:

Basic	35.0	35.2	35.3			35.1	35.3

Diluted	35.1	35.3	35.6			35.2	35.6

Earnings per share attributable to Minerals Technologies Inc.:

Basic	$1.09	$0.76	$1.19	43%	(8)%	$2.95	$3.57	(17)%

Diluted	$1.08	$0.75	$1.18	44%	(8)%	$2.95	$3.54	(17)%

Cash dividends declared per common share	$0.05	$0.05	$0.05			$0.15	$0.15

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)
For comparative purposes, the quarterly periods ended September 29, 2019, June 30, 2019 and September 30, 2018 each consisted of 91 days, respectively. The nine month periods ended September 29, 2019 and September 30, 2018 consisted of 272 days and 273 days, respectively.

2)
On a regular basis, the Company reviews its product line groupings to generate greater alignment within each product line. Accordingly, in the third quarter of 2019, the Company combined its Basic Minerals product line with its Household, Personal Care & Specialty Products product line, both within our Performance Materials segment. Presented below are the restated sales by product line for the Performance Materials segment for each of the quarters of 2018 and 2019 of this operating segment to conform to the current product line structure.

	(millions of dollars)	Quarter Ended					Nine Months Ended
		Apr. 3,	Jun 30,	Sep. 29,			Sep. 29,
		2019	2019	2019			2019
	Sales

	Metalcasting	$73.2	$75.8	$69.0			$218.0
	Household, Personal Care & Specialty Products	94.8	91.5	94.1			280.4
	Environmental Products	15.9	29.0	27.1			72.0
	Building Materials	15.3	19.1	17.1			51.5
	Performance Materials Segment	$199.2	$215.4	$207.3			$621.9

	(millions of dollars)	Quarter Ended					Full Year Ended
		Apr. 1,	Jul. 1,	Sep. 30,	Dec. 31,		Dec. 31,
		2018	2018	2018	2018		2018
	Sales

	Metalcasting	$79.2	$88.8	$77.8	$83.1		$328.9
	Household, Personal Care & Specialty Products	76.5	82.5	97.4	92.1		348.5
	Environmental Products	12.7	25.2	26.3	16.1		80.3
	Building Materials	18.9	18.0	18.0	15.5		70.4
	Performance Materials Segment	$187.3	$214.5	$219.5	$206.8		$828.1

3)
In the second quarter of 2019, the Company initiated a restructuring and cost savings program to better align our costs and organizational structure with the current market environment. The Company recorded non-cash impairment of assets charges of $7.5 million and restructuring and other charges of $5.7 million relating to severance and other costs in the second quarter of 2019.

	(millions of dollars)
		Quarter Ended				Nine Months Ended
		Sep. 29,	Jun. 30,	Sep. 30,		Sep. 29,		Sep. 30,
		2019	2019	2018		2019		2018

	Impairment of assets
	Performance Materials	$0.0	$4.2	$0.0		$4.2		$0.0
	Specialty Minerals	0.0	1.6	0.0		1.6		0.0
	Energy Services	0.0	1.7	0.0		1.7		0.0
	Total impairment of assets charge	$0.0	$7.5	$0.0		$7.5		$0.0

	Restructuring and other items, net
	Severance related costs	$0.0	$5.7	$0.3		$5.7		$0.7
		0.0	5.7	0.3		5.7		0.7

	Total restructuring and other items, net	$0.0	$13.2	$0.3		$13.2		$0.7

4)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended September 29, 2019, June 30, 2019 and September 30, 2018, and the nine month periods ended September 29, 2019 and September 30, 2018 and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended				Nine Months Ended
		Sep. 29,	Jun. 30,	Sep. 30,		Sep. 29,		Sep. 30,
		2019	2019	2018		2019		2018
	Income from continuing operations attributable to MTI	$38.0	$26.6	$41.9		$103.7		$125.9
	% of sales	8.5%	5.7%	9.0%		7.7%		9.3%

	Special items:
	Acquisition-related transaction and integration costs	0.0	0.0	0.3		0.0		1.7
	Litigation expenses	5.6	0.0	0.0		5.6		0.0
	Write-off of receivables due to UK customer bankruptcy	0.0	2.5	0.0		2.5		0.0
	Restructuring and other items, net	0.0	13.2	0.3		13.2		0.7
	Non-cash inventory step-up charges	0.0	0.0	0.0		0.0		0.5
	Non-cash pension settlement charge	0.0	0.0	3.6		0.0		3.6
	Tax credit from statute expiration	(5.0)	0.0	0.0		(5.0)		0.0
	Related tax effects on special items	(1.3)	(3.2)	(1.0)		(4.5)		(1.6)

	Income from continuing operations attributable to MTI, excluding special items	$37.3	$39.1	$45.1		$115.5		$130.8
	% of sales	8.3%	8.4%	9.7%		8.6%		9.6%

	Diluted earnings per share, excluding special items	$1.06	$1.11	$1.27		$3.28		$3.67

	In the third quarter of 2019, the Company recorded $5.6 million related to ongoing litigation associated with the bankruptcy of Novinda Corp.

	Included in marketing and administrative expenses in the second quarter of 2019 is a provision for bad debt of $2.5 million related to a bankruptcy of a Refractories customer in the UK.

5)
Free cash flow is defined as cash flow from continuing operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended September 29, 2019, June 30, 2019 and September 30, 2018 and the nine month periods ended September 29, 2019 and September 30, 2018 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended				Nine Months Ended
	(millions of dollars)	Sep. 29,	Jun. 30,	Sep. 30,		Sep. 29,		Sep. 30,
		2019	2019	2018		2019		2018
	Cash flow from continuing operations	$60.2	$67.5	$53.2		$158.5		$133.4
	Capital expenditures	16.3	17.9	14.3		51.8		56.4
	Free cash flow	$43.9	$49.6	$38.9		$106.7		$77.0

6)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended				Nine Months Ended
		Sep. 29,	Jun. 30,	Sep. 30,		Sep. 29,		Sep. 30,
		2019	2019	2018		2019		2018
	Interest income	$0.5	$0.6	$0.5		$1.7		$1.5
	Interest expense	(11.5)	(11.5)	(12.2)		(35.0)		(35.4)
	Non-cash pension settlement charge	0.0	0.0	(3.6)		0.0		(3.6)
	Foreign exchange gains (losses)	0.7	0.1	1.0		1.7		5.2
	Other deductions	(2.3)	(2.5)	(1.9)		(7.1)		(5.7)
	Non-operating deductions, net	$(12.6)	$(13.3)	$(16.2)		$(38.7)		$(38.0)

Included in non-operating deductions for the three-month and nine month periods ended September 30, 2018 are non-cash pension settlement costs of $3.6 million, respectively, associated with some of our pension plans in the U.S.

7)
The analyst conference call to discuss operating results for the third quarter is scheduled for Friday, November 1, 2019 at 11:00 am E.T. and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Nine Months Ended				% Growth
SALES DATA	Sep. 29, 2019	% of Total Sales	Jun. 30, 2019	% of Total Sales	Sep. 30, 2018	% of Total Sales	Prior Qtr	Prior Year	Sep. 29, 2019	% of Total Sales	Sep. 30, 2018	% of Total Sales	Prior Year

United States	$243.6	54%	$253.3	55%	$244.9	53%	(4)%	(1)%	$728.6	54%	$726.2	53%	0%
International	205.7	46%	210.5	45%	219.2	47%	(2)%	(6)%	622.2	46%	633.9	47%	(2)%
Net Sales	$449.3	100%	$463.8	100%	$464.1	100%	(3)%	(3)%	$1,350.8	100%	$1,360.1	100%	(1)%

Metalcasting	$69.0	15%	$75.8	16%	$77.8	17%	(9)%	(11)%	$218.0	16%	$245.8	18%	(11)%
Household, Personal Care & Specialty Products	94.1	21%	91.5	20%	97.4	21%	3%	(3)%	280.4	21%	256.4	19%	9%
Environmental Products	27.1	6%	29.0	6%	26.3	6%	(7)%	3%	72.0	5%	64.2	5%	12%
Building Materials	17.1	4%	19.1	4%	18.0	4%	(10)%	(5)%	51.5	4%	54.9	4%	(6)%
Performance Materials Segment	$207.3	46%	$215.4	46%	$219.5	47%	(4)%	(6)%	$621.9	46%	$621.3	46%	0%

Paper PCC	$90.2	20%	$90.2	19%	$93.1	20%	0%	(3)%	$271.9	20%	$284.6	21%	(4)%
Specialty PCC	17.7	4%	17.3	4%	16.9	4%	2%	5%	53.1	4%	51.2	4%	4%
PCC Products	$107.9	24%	$107.5	23%	$110.0	24%	0%	(2)%	$325.0	24%	$335.8	25%	(3)%

Ground Calcium Carbonate	$23.0	5%	$24.8	5%	$23.0	5%	(7)%	0%	$70.1	5%	$70.7	5%	(1)%
Talc	12.2	3%	12.8	3%	13.3	3%	(5)%	(8)%	37.5	3%	40.3	3%	(7)%
Processed Minerals Products	$35.2	8%	$37.6	8%	$36.3	8%	(6)%	(3)%	$107.6	8%	$111.0	8%	(3)%

Specialty Minerals Segment	$143.1	32%	$145.1	31%	$146.3	32%	(1)%	(2)%	$432.6	32%	$446.8	33%	(3)%

Total Minerals Businesses	$350.4	78%	$360.5	78%	$365.8	79%	(3)%	(4)%	$1,054.5	78%	$1,068.1	79%	(1)%

Refractory Products	$61.3	14%	$61.0	13%	$66.7	14%	0%	(8)%	$184.3	14%	$195.7	14%	(6)%
Metallurgical Products	12.1	3%	16.5	4%	12.4	3%	(27)%	(2)%	40.4	3%	38.3	3%	5%
Refractories Segment	$73.4	16%	$77.5	17%	$79.1	17%	(5)%	(7)%	$224.7	17%	$234.0	17%	(4)%

Energy Services Segment	$25.5	6%	$25.8	6%	$19.2	4%	(1)%	33%	$71.6	5%	$58.0	4%	23%

Total Service Businesses	$98.9	22%	$103.3	22%	$98.3	21%	(4)%	1%	$296.3	22%	$292.0	21%	1%

Net Sales	$449.3	100%	$463.8	100%	$464.1	100%	(3)%	(3)%	$1,350.8	100%	$1,360.1	100%	(1)%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Sep. 29, 2019	Jun. 30, 2019	Sep. 30, 2018	Prior Qtr	Prior Year	Sep. 29, 2019	Sep. 30, 2018	Prior Year
SEGMENT OPERATING INCOME DATA

Performance Materials Segment	$26.9	$20.7	$31.8	30%	(15)%	$73.9	$87.6	(16)%
% of Sales	13.0%	9.6%	14.5%			11.9%	14.1%
Specialty Minerals Segment	$21.7	$20.0	$25.0	9%	(13)%	$63.7	$74.2	(14)%
% of Sales	15.2%	13.8%	17.1%			14.7%	16.6%
Total Minerals Businesses	$48.6	$40.7	$56.8	19%	(14)%	$137.6	$161.8	(15)%
% of Sales	13.9%	11.3%	15.5%			13.0%	15.1%
Refractories Segment	$10.2	$7.1	$11.5	44%	(11)%	$29.4	$34.6	(15)%
% of Sales	13.9%	9.2%	14.5%			13.1%	14.8%
Energy Services Segment	$2.0	$0.9	$1.1	122%	82%	$5.3	$3.3	61%
% of Sales	7.8%	3.5%	5.7%			7.4%	5.7%
Total Service Businesses	$12.2	$8.0	$12.6	53%	(3)%	$34.7	$37.9	(8)%
% of Sales	12.3%	7.7%	12.8%			11.7%	13.0%
Unallocated and Other Corporate Expenses	$(7.3)	$(3.2)	$(0.9)	(128)%	*	$(11.3)	$(4.4)	(157)%

Acquisition-related transaction costs	$0.0	$0.0	$(0.3)	*	*	$0.0	$(1.7)	*

Consolidated	$53.5	$45.5	$68.2	18%	(22)%	$161.0	$193.6	(17)%
% of Sales	11.9%	9.8%	14.7%			11.9%	14.2%

SPECIAL ITEMS

Performance Materials Segment	$0.0	$7.0	$0.0	*	*	$7.0	$0.5	*

Specialty Minerals Segment	$0.0	$2.5	$0.0	*	*	$2.5	$0.0	*

Total Minerals Businesses	$0.0	$9.5	$0.0	*	*	$9.5	$0.5	*

Refractories Segment	$0.0	$3.3	$0.0	*	*	$3.3	$0.0	*

Energy Services Segment	$0.0	$1.8	$0.3	*	*	$1.8	$0.7	*

Total Service Businesses	$0.0	$5.1	$0.3	*	*	$5.1	$0.7	*

Unallocated and Other Corporate Expenses	$5.6	$1.1	$0.0	*	*	$6.7	$0.0	*

Acquisition-related transaction costs	$0.0	$0.0	$0.3	*	*	$0.0	$1.7	*

Consolidated	$5.6	$15.7	$0.6	*	*	$21.3	$2.9	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (acquisition-related transaction costs set forth in the above table), for the quarterly periods ended September 29, 2019, June 30, 2019 and September 30, 2018, and the nine month periods ended September 29, 2019 and September 30, 2018 constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Nine Months Ended		% Growth
SEGMENT OPERATING INCOME,	Sep. 29, 2019	Jun. 30, 2019	Sep. 30, 2018	Prior Qtr	Prior Year	Sep. 29, 2019	Sep. 30, 2018	Prior Year
EXCLUDING SPECIAL ITEMS

Performance Materials Segment	$26.9	$27.7	$31.8	(3)%	(15)%	$80.9	$88.1	(8)%
% of Sales	13.0%	12.9%	14.5%			13.0%	14.2%
Specialty Minerals Segment	$21.7	$22.5	$25.0	(4)%	(13)%	$66.2	$74.2	(11)%
% of Sales	15.2%	15.5%	17.1%			15.3%	16.6%
Total Minerals Businesses	$48.6	$50.2	$56.8	(3)%	(14)%	$147.1	$162.3	(9)%
% of Sales	13.9%	13.9%	15.5%			13.9%	15.2%
Refractories Segment	$10.2	$10.4	$11.5	(2)%	(11)%	$32.7	$34.6	(5)%
% of Sales	13.9%	13.4%	14.5%			14.6%	14.8%
Energy Services Segment	$2.0	$2.7	$1.4	(26)%	43%	$7.1	$4.0	78%
% of Sales	7.8%	10.5%	7.3%			9.9%	6.9%
Total Service Businesses	$12.2	$13.1	$12.9	(7)%	(5)%	$39.8	$38.6	3%
% of Sales	12.3%	12.7%	13.1%			13.4%	13.2%

Unallocated and Other Corporate Expenses	$(1.7)	$(2.1)	$(0.9)	(19)%	(89)%	$(4.6)	$(4.4)	(5)%

Consolidated	$59.1	$61.2	$68.8	(3)%	(14)%	$182.3	$196.5	(7)%
% of Sales	13.2%	13.2%	14.8%			13.5%	14.4%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	Sep. 29,		December 31,
	2019	*	2018	**

Current assets:
Cash & cash equivalents	$213.0		$208.8
Short-term investments	1.5		3.8
Accounts receivable, net	403.8		387.3
Inventories	256.9		239.2
Prepaid expenses and other current assets	44.9		37.2
Total current assets	920.1		876.3

Property, plant and equipment	2,241.7		2,256.0
Less accumulated depreciation	1,182.8		1,153.1
Net property, plant & equipment	1,058.9		1,102.9

Goodwill	806.8		812.4
Intangible assets	204.8		214.1
Other assets and deferred charges	135.3		81.4

Total assets	$3,125.9		$3,087.1

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$103.0		$105.2
Current maturities of long-term debt	1.8		3.3
Accounts payable	176.0		169.1
Other current liabilities	129.1		104.3
Total current liabilities	409.9		381.9

Long-term debt	844.7		907.8
Deferred income taxes	194.3		196.8
Other non-current liabilities	243.4		215.3
Total liabilities	1,692.3		1,701.8

Total MTI shareholders' equity	1,402.7		1,353.5
Non-controlling Interests	30.9		31.8
Total shareholders' equity	1,433.6		1,385.3

Total liabilities and shareholders' equity	$3,125.9		$3,087.1

* Unaudited
** Condensed from audited financial statements.